UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 26, 2021

PARK NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street,	P.O. Box 3500,	Newark,	Ohio	43058-3500
(Address of principal executive offices) (Zip Code)

(740)	349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PRK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note.

On July 30, 2021, Park National Corporation (“Park”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to report that on July 26, 2021, Dr. Frederic Bertley had been elected by the Board of Directors of Park (the “Park Board”) to serve in the class of directors of Park whose terms are to expire at the 2022 Annual Meeting of Shareholders of Park. The committee assignment(s) for Dr. Bertley had not been determined as of the filing of the Initial Form 8-K. This Current Report on Form 8-K/A amends the Initial Form 8-K to disclose that effective August 16, 2021, upon the recommendation of the Nominating and Corporate Governance Committee of the Park Board, the Park Board appointed Dr. Bertley to serve as a member of the Risk Committee of the Park Board, with such appointment to be effective on September 1, 2021, after Dr. Bertley has become a member of the Park Board. The service of Dr. Bertley on the Risk Committee of the Park Board is to be at the pleasure of the Park Board. With the exception of the new information disclosed herein with respect to the Park Board’s appointment of Dr. Bertley to the Risk Committee of the Park Board, no other changes have been made herein to the Initial Form 8-K.

Item 5.02 - Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2021, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the "Park Board") of Park National Corporation ("Park") increased the size of the Park Board from twelve directors to thirteen directors, thereby creating one vacancy on the Park Board, and elected Dr. Frederic Bertley to the Park Board to fill that vacancy. Dr. Bertley was elected to serve in the class of directors of Park whose terms are to expire at the 2022 Annual Meeting of Shareholders of Park. Dr. Bertley’s election will be effective September 1, 2021. On July 26, 2021, the Board of Directors of The Park National Bank, Park's national bank subsidiary, also elected Dr. Bertley as a director on that Board of Directors, also to be effective September 1, 2021.

Effective August 16, 2021, the Park Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Dr. Bertley to serve as a member of the Risk Committee of the Park Board, with such appointment to be effective September 1, 2021, after Dr. Bertley has become a member of the Park Board. The service of Dr. Bertley on the Risk Committee of the Park Board is to be at the pleasure of the Park Board. The Park Board determined that Dr. Bertley meets all of the applicable requirements for service on the Risk Committee.

Dr. Bertley currently serves as the President and Chief Executive Officer of the Center of Science and Industry in Columbus, Ohio, a position he has held since January 2, 2017. Prior to his current position, Dr. Bertley served as the Senior Vice President for Science and Education at The Franklin Institute, located in Philadelphia, Pennsylvania, from 2008 to 2016.

The Park Board has affirmatively determined that Dr. Bertley meets the applicable standards for an “independent director” under Section 803A of the NYSE American Company Guide and that he does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Park. Dr. Bertley has no material relationship with Park or any of Park's subsidiaries (either directly or indirectly), other than through his service as a director of each of Park and The Park National Bank beginning September 1, 2021.

During the fiscal year ended December 31, 2020 and the period from January 1, 2021 through each of (a) the date of the Initial Form 8-K and (b) the date of this Current Report on Form 8-K/A, Dr. Bertley, members of his immediate family and entities with which he is affiliated, have had no transactions with Park or any of Park's subsidiaries that would be required to be reported under Item 404(a) of SEC Regulation S-K.

As a non-employee director, Dr. Bertley will receive compensation in the same manner as Park’s other non-employee directors, which compensation Park previously disclosed in its definitive proxy statement for Park's 2021 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 9, 2021.

Item 9.01 - Financial Statements and Exhibits.

(a)Not applicable

(b)Not applicable

(c)Not applicable

(d)Exhibits. The following exhibits are included with this Current Report on Form 8-K/A:

Exhibit No.        Description

99.1    News Release issued by Park National Corporation on July 30, 2021 announcing the election of Dr. Frederic Bertley as a director.

104    Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: August 16, 2021	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

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